Exhibit 4.10

SIXTH SUPPLEMENTAL INDENTURE

SIXTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 26, 2009, among Winwell Resources, L.L.C., a Louisiana limited liability company, and KCS Resources, LLC, a Delaware limited liability company (the “New Guarantors”), Petrohawk Energy Corporation, a Delaware corporation (the “Company”), the existing Guarantors (as defined in the Indenture referred to herein) and Law Debenture Trust Company of New York, as successor to U.S. Bank National Association, as trustee under the Indenture referred to herein (the “Trustee”). The New Guarantors and the existing Guarantors are sometimes referred to collectively herein as the “Guarantors,” or individually as a “Guarantor.”

W I T N E S S E T H

WHEREAS, the Company and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of April 1, 2004, relating to the 7 1/8% Senior Notes due 2012 (the “Securities”) of the Company;

WHEREAS, existing Guarantors Winwell Resources Inc., a Louisiana corporation, has been converted to a Louisiana limited liability company and KCS Resources Inc., a Delaware corporation, has been converted to a Delaware limited liability company;

WHEREAS, as a result of the conversion, Winwell Resources Inc. is now Winwell Resources, L.L.C. and KCS Resources Inc. is now KCS Resources, LLC;

WHEREAS, Winwell Resources, L.L.C. and KCS Resources, LLC are hereby executing this supplement to clarify that, as successor entities to Winwell Resources Inc. and KCS Resources Inc., respectively, they are Guarantors to the Indenture and replace their predecessors Winwell Resources Inc. and KCS Resources Inc., respectively, as Guarantors; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Company, the Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder.

NOW THEREFORE, to comply with the provisions of the Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the other Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally, with all other Guarantors, to unconditionally Guarantee to each Holder and to the Trustee the Obligations, to the extent set forth in the Indenture and subject to the provisions in the Indenture. The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantees.

3. EXECUTION AND DELIVERY. The New Guarantor agrees that the Subsidiary Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.

4. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.

6. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

WINWELL RESOURCES, L.L.C.

By:	/s/ David S. Elkouri
David S. Elkouri
Secretary

KCS RESOURCES, LLC

By:	/s/ David S. Elkouri
David S. Elkouri
Secretary

P-H ENERGY, LLC
PETROHAWK OPERATING COMPANY
HAWK FIELD SERVICES, L.L.C.
WSF, INC.
KCS ENERGY SERVICES, INC.
MEDALLION CALIFORNIA PROPERTIES COMPANY
PROLIQ, INC.
ONE TEC, LLC
ONE TEC OPERATING, LLC
BISON RANCH LLC

By:	/s/ David S. Elkouri
David S. Elkouri
Executive Vice President – General Counsel and Secretary

HK ENERGY MARKETING, LLC

By:	/s/ David S. Elkouri
David S. Elkouri
Secretary

PETROHAWK HOLDINGS, LLC

By:	/s/ David S. Elkouri
David S. Elkouri
Vice President, Treasurer and Assistant Secretary

PETROHAWK PROPERTIES, LP

By:	P-H Energy, LLC
Its General Partner

By:	/s/ David S. Elkouri
David S. Elkouri
Executive Vice President – General Counsel and Secretary

PETROHAWK ENERGY CORPORATION

By:	/s/ David S. Elkouri
David S. Elkouri
Executive Vice President – General Counsel and Secretary

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee

By:	/s/ Robert L. Bice II
Name:	Robert L. Bice II
Title:	Senior Vice President